EXHIBIT 10.15

Continuing Guaranty dated February 18, 2000 between Bank of America, NA and Greg Manning

  Bank of America, National Association
 Continuing Guaranty

 BORROWER: SPECTRUM NUMISMATICS
                   INTERNATIONAL, INC.
GUARANTOR: GREG MANNING

To:     BANK OF AMERICA, NATIONAL
            ASSOCIATION
          231 South LaSalle Street
          Chicago. Illinois 60697

 I. Guaranty of Payment. For value received and in consideration of any loan or other financial accommodation heretofore, now or hereafter at any time made or granted to Spectrum Numismatics International, Inc. (the "Borrower") by BANK OF AMERICA, NATIONAL ASSOCIATION (together with its successors and assigns, the "Bank"), 231 South LaSalle Street, Chicago, Illinois 60697, the undersigned (the "Guarantor") hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations being hereinafter collectively called the "Liabilities"), and the Guarantor further agrees to pay all expenses and attorneys' fees, including the allocated cost of in-house counsel, paid or incurred by the Bank in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. 2. Acceleration of the Time of Payment of Amount Payable Under the Guaranty. The Guarantor agrees that, in the event of the death, incompetency, dissolution or insolvency of the Borrower or the Guarantor, or the inability of the Borrower or the Guarantor to pay debts as they mature, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the institution of any proceeding by or against the Borrower or the Guarantor alleging that the Borrower or the Guarantor is insolvent or unable to pay debts as they mature, and if such event occurs at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Bank forthwith the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable.
 3. Security Interest in Deposits and Other Property. To secure all obligations of the Guarantor hereunder, the Guarantor hereby grants to the Bank a lien upon and security interest in any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the Guarantor now or hereafter with the Bank and any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Bank or any agent or bailee for the Bank (the "Collateral"). The Bank may, without demand or notice of any kind, at any time and from time to time when any amount is due and payable by the Guarantor hereunder, appropriate the Collateral and apply it toward the payment of such amount.
 4. Continuing Guaranty. This Guaranty is a continuing, absolute and unconditional Guaranty, and will remain in full force and effect (notwithstanding, without limitation, the death, incompetency or dissolution of the Guarantor or that at any time or from time to time all Liabilities may have been paid in full), subject to discontinuance only upon actual receipt by the Bank of written notice from the Guarantor, or any person duly authorized and acting on behalf of the Guarantor, of the discontinuance hereof; provided, however, that no such notice of discontinuance will affect or impair any of the agreements and obligations of the Guarantor hereunder with respect to any and all Liabilities existing prior to the time of actual receipt of such notice by the Bank, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by the Bank, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Bank in endeavoring to collect any of the foregoing and in enforcing this Guaranty against the Guarantor; and all of the agreements and obligations of the Guarantor under this Guaranty will, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses have been paid in full.
 5. Recision or Return of Payment on Liabilities. The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Bank to any of the Liabilities is or must be rescinded or returned by the Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower), such Liabilities are, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, deemed to have continued in existence, notwithstanding such application by the Bank, and this Guaranty will continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Bank had not been made.
 6. Bank Permitted to Take Certain Actions. The Bank may, from time to time (but is not obligated to), whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the Guarantor, take any or all of the following actions: (a) receive a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities;
 (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the Guarantor for payment of any of the Liabilities, whether or not the Bank (i) has resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) has proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the Guarantor). 7. Application of Payments. Any amounts received by the Bank from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Bank may from time to time elect.
 8. Subrogation. Until such time as this Guaranty has been discontinued and the Bank has received payment of the full amount of all Liabilities and of all obligations of the Guarantor hereunder, no payment made by or for the account of the Guarantor pursuant to this Guaranty entitles the Guarantor by subrogation or otherwise to any payment by the Borrower or from or out of any property of the Borrower, and the Guarantor will not exercise any right or remedy against the Borrower or any property of the Borrower by reason of any performance by the Guarantor of this Guaranty.
 9. Waiver of Notice and Other Matters.  The Guarantor hereby expressly  waives:
 (a) notice of the acceptance by the Bank of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.
 10. Covenants of Guarantor. The Guarantor covenants and agrees with the Bank that Guarantor: (a) shall provide to the Bank, within 60 days of each December 31, the Guarantor's annual financial statements in a form satisfactory to the Bank; (b) shall provide to the Bank, within 15 days of filing, copies of the Guarantor's federal income tax returns (with all forms K-l attached), and if requested by the Bank, copies of any extensions of the filing date; (c) shall not incur or permit to exist any indebtedness or liens, except (i) the amount of indebtedness in existence on the date of this Guaranty disclosed to the Bank in Guarantor's financial statement dated November 30, 1999, (ii) additional debts of the undersigned for consumer purposes which do not exceed a total principal amount of $250,000, (iii) additional debt subordinated to the Bank, or (iv) any liens related to the foregoing, unless consented to in writing by the Bank; (d) shall promptly notify the Bank in writing of any lawsuit over $500,000 against Guarantor; (e) shall maintain a Net Worth (as hereinafter defined) of not less than $20,000,000; (f) shall not pledge, assign, encumber or otherwise transfer ownership of Guarantor's stock in Greg Manning Auctions, Inc. ("GMAI"), which stock in the aggregate exceeds nine percent (9%) of the total issued and outstanding stock of GMAI; and (g) shall not sell, assign or otherwise transfer the Guarantor's interest in the stock of GMAI, unless consented to in writing by the Bank. For the purposes hereof, "Net Worth" means the gross fair market value of the Guarantor's assets (excluding all intangibles, goodwill, patents, trademarks, copyrights, trade names, start-up costs, non-compete covenants, and other like intangibles, and monies due from the guarantors of the obligations of the Guarantor) plus liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total liabilities, including but not limited to estimated taxes on asset appreciation and any reserves or offsets against assets. 11. Assignment of Liabilities. The Bank may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities will remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein will, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Bank; provided, however, that, unless the Bank otherwise consents in writing, the Bank has an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of the Bank, as to those of the Liabilities which the Bank has not assigned or transferred. 12. Information Concerning the Borrower. The Guarantor hereby warrants to the Bank that the Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower. The Bank has no duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the Bank's possession.
 13. Waiver and Modifications. No delay on the part of the Bank in the exercise of any right or remedy will operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy will preclude other or further exercise thereof or the exercise of any other right or remedy; nor will any modification or waiver of any of the provisions of this Guaranty be binding upon the Bank except as expressly set forth in a writing duly signed and delivered on behalf of the Bank. 14. Obligations Under Guaranty. No action of the Bank permitted hereunder will in any way affect or impair the rights of the Bank and the obligations of the Guarantor under this Guaranty. For the purposes of this Guaranty, Liabilities include all obligations of the Borrower to the Bank, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense will affect or impair the obligations of the Guarantor hereunder. The obligations of the Guarantor under this Guaranty are absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.
 15. Successors. This Guaranty is binding upon the Guarantor, and upon the heirs, legal representatives, successors and assigns of the Guarantor; and to the extent that the Borrower or the Guarantor is either a partnership or a corporation, all references herein to the Borrower and to the Guarantor, respectively, are deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation.
 16. Law. This Guaranty has been delivered in Chicago, Illinois, and will be construed in accordance with and governed by the internal laws of the State of Illinois.
 17. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
 18. Captions. Section captions used in this Guaranty are for convenience only, and do not affect the construction of this Guaranty.
 19. Consent to Jurisdiction. To induce the Bank to accept this Guaranty, the Guarantor irrevocably agrees that, subject to the Bank's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF, FROM OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF
 ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE GUARANTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
 20. Waiver of Jury Trial. THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT
 DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE BANK ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

SIGNED AND DELIVERED THIS 18th day of Feb

  /s/ Greg Manning
Greg Manning